Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

CANADIAN IMPERIAL BANK OF COMMERCE

(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(3)(4)	Fee Rate	Amount of Registration Fee(1)(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Senior	457(o)	US$1,940,342,799.85	100%	US$1,940,342,799.85	0.0001102	US$213,825.78
Fees Previously Paid	Debt	Senior	457(p)	US$12,369,064,856.15	100%	US$12,369,064,856.15	0.0001102	US$1,363,070.95
Carry Forward Securities
Carry Forward Securities	Debt	Senior	415(a)(6)	US$690,592,344.00	100%	US$690,592,344.00			F-3	333-257113	September 2, 2021	US$75,343.62
Total Offering Amounts						US$15,000,000,000		US$1,576,896.73
Total Fees Previously Paid						US$1,363,070.95		US$1,363,070.95
Total Fee Offsets
Net Fee Due(1)								US$213,825.78

(1)	Pursuant to Rule 415(a)(6) under the Securities Act, the US$15,000,000,000 of securities covered by this Registration Statement includes US$690,592,344.00 aggregate principal amount or offering price of the Registrant’s senior debt securities that were unsold as of September 1, 2023 (the “Unsold Securities”) that were previously registered by the Registrant on the Registration Statement on Form F-3 under the Securities Act (File No. 333-257113) filed on June 15, 2021, as amended by Amendment No. 1 thereto filed on September 2, 2021 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, US$75,343.62 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this Registration Statement. In accordance with Rule 415(a)(5), the Registrant may continue to offer and sell the securities covered by the Prior Registration Statement until the effective date of this Registration Statement. The Registrant paid U.S. $1,363,070.95 in connection with the initial filing of this Registration Statement on June 6, 2023, and the remaining $213,825.78 of filing fees are being paid concurrent with the filing of this Pre-Effective Amendment No. 1.
(2)	This Registration Statement also includes an indeterminate amount of securities of the class specified above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrant. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)	Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities.